As filed with the Securities and Exchange Commission on June 17, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SLIDE INSURANCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	871554861
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4221 W. Boy Scout Blvd.

Suite 200

Tampa, Florida 33607

(813) 748-2030

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Bruce Lucas

Chief Executive Officer

Slide Insurance Holdings, Inc.

4221 W. Boy Scout Blvd.

Suite 200

Tampa, Florida 33607

(713) 927-4538

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard D. Truesdell, Jr. Stephen A. Byeff Joseph S. Payne Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Fred E. Karlinsky Greenberg Traurig, LLP 401 E. Las Olas Boulevard, Suite 2000 Fort Lauderdale, Florida 33301 (954) 765-1477	Gregory A. Fernicola Todd E. Freed Dwight S. Yoo Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-287556

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Slide Insurance Holdings, Inc. (the “Registrant”) by 4,600,000 shares, 600,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent not more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as an exhibit to the Initial Registration Statement (defined below). The contents of the Registration Statement on Form S-1, as amended (File No. 333-287556), including all exhibits thereto (the “Initial Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 17, 2025, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the below Exhibit Index and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Forvis Mazars, LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page to the Registration Statement on Form S-1 (File No. 333-287556, filed on May 23, 2025 and incorporated herein by reference)

107	Filing Fee Table

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this June 17, 2025.

SLIDE INSURANCE HOLDINGS, INC.

By:	/s/ Bruce Lucas
Name: Bruce Lucas
Title: Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bruce Lucas Bruce Lucas	Chief Executive Officer and Chairman (principal executive officer)	June 17, 2025

/s/ Jesse Schalk Jesse Schalk	President and Chief Financial Officer (principal financial officer and principal accounting officer)	June 17, 2025

* Shannon Lucas	Chief Operating Officer, Chief Risk Officer and Director	June 17, 2025

* Robert Gries	Director	June 17, 2025

* Thomas O’Shea	Director	June 17, 2025

* Stephen Rohde	Director	June 17, 2025

By:	/s/ Jesse Schalk
Jesse Schalk Attorney-in-Fact